Greektown Superholdings, Inc 8k

Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1 (this “Supplemental Indenture”), dated as of December 20, 2013, among Greektown Mothership Corporation, a Delaware corporation (the “Co-Issuer”), Greektown Superholdings, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture”), dated as of June 30, 2010 providing for the issuance of Series [A/B] 13% Senior Secured Notes due 2015 (the “Notes”);

WHEREAS, the Indenture provides that a corporate co-issuer may execute and deliver to the Trustee a supplemental indenture pursuant to which the Co-Issuer shall become a co-obligor with respect to the Notes issued under the Indenture on the terms and conditions set forth herein and therein;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Company and the Co-Issuer have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that this Supplemental Indenture complies with the terms of the Indenture; and

WHEREAS, the Co-Issuer has concurrently delivered to the Trustee a Pledge Supplement pursuant to the Second Lien Pledge and Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Co-Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT OF Co-Issuer. The Co-Issuer hereby expressly agrees to become a co-obligor of the Notes, liable for the due and punctual payment of the principal of, and interest on, all of the Notes in accordance with the terms of the Indenture.

3. Joint and Several Liability. The Co-Issuer and the Company, as co-obligors, shall be unconditionally jointly and severally liable for the due and punctual payment of the principal of, and interest on, all of the Notes.

4. NO RELEASE OF THE ISSUER. Notwithstanding the agreement of the Co-Issuer to become liable for the due and punctual payment of the principal of, and interest on, all of the Notes issued under and subject to the Indenture, the Issuer remains fully liable for all of its liabilities and obligations under the Indenture and has not been released from any liabilities or obligations thereunder.

5. BENEFITS ACKNOWLEDGED. The Co-Issuer is subject to the terms and conditions set forth in the Indenture. The Co-Issuer acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that its obligations pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.

6. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, the Co-Issuer or any Guarantor, as such, will have any liability for any obligations of the Company, the Co-Issuer or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Co-Issuer and the Company.

11. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GREEKTOWN SUPERHOLDINGS, INC.

a Delaware corporation

By: /s/ MATTHEW CULLEN

Name: Matthew Cullen

Title: President

GREEKTOWN MOTHERSHIP CORPORATION,

a Delaware corporation

By: /s/ MATTHEW CULLEN

Name: Matthew Cullen

Title: President

GREEKTOWN HOLDINGS, L.L.C.

a Michigan limited liability company

By: /s/ MATTHEW CULLEN

Name: Matthew Cullen

Title: President

GREEKTOWN NEWCO SUB, INC.,

a Delaware corporation

By: /s/ MATTHEW CULLEN

Name: Matthew Cullen

Title: President

GREEKTOWN CASINO, L.L.C.,

a Michigan limited liability company

By: /s/ MARK DUNKESON

Name: Mark Dunkenson

Title: President

CONTRACT BUILDERS CORPORATION,

a Michigan corporation

By: /s/ MARK DUNKESON

Name: Mark Dunkenson

Title: President

REALTY EQUITY COMPANY, INC.,

a Michigan corporation

By: /s/ MARK DUNKESON

Name: Mark Dunkenson

Title: President

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

By: /s/ JANE SCHWEIGER

Authorized Signatory